Exhibit 99.1

Tornier Announces Preliminary Fourth Quarter and Full Year 2013 Revenue

Fourth quarter revenue expected to increase by 5.1% to 6.3% to $83 to $84 million

AMSTERDAM, The Netherlands (January 13, 2014) — Tornier N.V. (NASDAQ: TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists, announced today preliminary fourth quarter and full year 2013 revenue results. The Company expects revenue for the fourth quarter of 2013 to be in the range of $83 to $84 million, representing growth compared to the year-ago quarter of between 5.1% and 6.3% as reported and 3.8% to 5.1% in constant currency. For the full year 2013, the Company expects revenue to be in the range of $310.5 to $311.5 million, representing growth of between 11.9% and 12.3% as reported and 11.1% to 11.5% in constant currency. Giving pro-forma effect to Tornier’s fourth quarter 2012 acquisition of OrthoHelix Surgical Designs, Inc., to include OrthoHelix revenue for the full year 2012, full year 2013 constant currency revenue growth is expected to be between 3.3% and 3.7%.

Tornier also announced that over 85% of Tornier’s U.S. revenue is now under a new distribution agreement or transitioned to a direct sales model, positioning the Company to achieve a U.S. sales organization with representatives that are focused on either upper or lower extremity products. As a result of the transitions, including two December distributor separations, over 50% of the Company’s U.S. revenue is now represented by direct sales representatives.

Dave Mowry, President and Chief Executive Officer of Tornier, said, “We are encouraged that we have completed the first phase of our U.S. sales force transition. Our focus is now on building new sales teams in territories where we separated from the distributor and completing the training and optimization of our sales representatives. We continue to expect revenue in the first half of 2014 to be impacted by our transition efforts. We believe the transition will position us to leverage our sales force and broad product portfolio to drive above market extremities revenue growth and margin expansion over the long term.”

Tornier plans to report its full financial results and provide more detail for its fourth quarter and full year of 2013, as well as to issue 2014 guidance after the market close on Thursday, February 20, 2014, to be followed by its quarterly conference call at 4:30 p.m. eastern time that day.

Tornier management will present at the J.P. Morgan Healthcare Conference at 11:00 a.m. pacific time on January 14, 2014.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expect,” “plans,” “should,” “will,” “can,” “may,” “believe,” “could,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include Tornier’s expected revenue results for the fourth quarter of 2013 and the full year of 2013, the timing of Tornier’s full financial results for the fourth quarter of 2013 and the full year of 2013 and Tornier’s expectations regarding future disruptions and benefits from its recently completed transition to dedicated upper and lower extremity sales forces in the U.S. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, Tornier’s future operating results and financial performance; changes in Tornier’s arrangements with its distributors and independent sales agencies, including the alignment for either dedicated upper or lower extremities sales representatives, and transition to direct selling models in certain geographies and territories; the possible success and disruption to future revenue from Tornier’s recently completed agreements to transition to dedicated upper and lower extremity sales forces in the U.S.; fluctuations in foreign currency exchange rates; the effect of global economic conditions; the European sovereign debt crisis and austerity measures; risks associated with Tornier’s international operations and expansion; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates, product recalls; competitor activities; risks associated with Tornier’s acquisition of OrthoHelix and subsequent integration activities; Tornier’s leverage and access to credit under its credit agreement; and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q. Tornier undertakes no obligation to update its forward-looking statements.

About Tornier

Tornier is a global medical device company focused on serving extremities specialists, including orthopaedic and podiatric surgeons, who treat orthopaedic conditions of the shoulder, elbow, wrist, hand, ankle and foot. The Company’s broad offering of over 100 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets. Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world. For more information regarding Tornier, visit www.tornier.com.

Use of Non-GAAP Financial Measures

To supplement Tornier’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), Tornier uses non-GAAP financial measures from time to time, including in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Tornier’s financial results prepared in accordance with GAAP.

Tornier N.V.

Reconciliation of Preliminary Revenue

to Preliminary Non-GAAP Revenue on a Constant Currency Basis

(in millions)

	Three months ended		Twelve months ended
	(unaudited)		(unaudited)
	Low	High	Low	High
Preliminary revenue as reported for the period ended December 29, 2013	$83.0	$84.0	$310.5	$311.5
Adjusted for:
Foreign exchange impact as compared to prior period	(1.0)	(1.0)	(2.2)	(2.2)

Preliminary revenue on a constant currency basis for the period ended December 29, 2013	$82.0	$83.0	$308.3	$309.3

Reported revenue for the period ended December 30, 2012	$79.0	$79.0	$277.5	$277.5

Percent change on a constant currency basis	3.8%	5.1%	11.1%	11.5%

Tornier N.V.

Reconciliation of Preliminary Revenue

to Preliminary Non-GAAP Pro forma Revenue on a Constant Currency Basis

(in millions)

	Three months ended		Twelve months ended
	(unaudited)		(unaudited)
	Low	High	Low	High
Preliminary revenue as reported for the period ended December 29, 2013	$83.0	$84.0	$310.5	$311.5
Adjusted for:
Foreign exchange impact as compared to prior period	(1.0)	(1.0)	(2.2)	(2.2)

Preliminary revenue on a constant currency basis for the period ended December 29, 2013	$82.0	$83.0	$308.3	$309.3
Adjusted for:
* Pro forma adjustment for acquisition	—	—	—	—

Preliminary pro forma revenue on a constant currency basis for the period ended December 29, 2013	$82.0	$83.0	$308.3	$309.3

Revenue as reported for the period ended December 30, 2012	$79.0	$79.0	$277.5	$277.5
Adjusted for:
* Pro forma adjustment for acquisition	$0.3	$0.3	$20.8	$20.8

Pro forma revenue as reported for the period ended December 30, 2012	$79.3	$79.3	$298.3	$298.3

Pro forma percent change on a constant currency basis	3.4%	4.7%	3.3%	3.7%

Notes:

* - Represents pro forma revenue adjustment for closing date of OrthoHelix acquisition related to the respective period.

CONTACT:

Tornier N.V.

Shawn McCormick

Chief Financial Officer

(952) 426-7646

shawn.mccormick@tornier.com